UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for use of the Commission only

(as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ADE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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August 20, 2003

Dear Fellow Stockholder:

We cordially invite you to attend the 2003 Annual Meeting of Stockholders of ADE Corporation, to be held on Wednesday, September 17, 2003 at 10:00 a.m., Eastern time, at ADE’s corporate headquarters located at 80 Wilson Way, Westwood, Massachusetts.

At the meeting, you will be asked to fix the size of the Board of Directors at five members, to elect five Directors, to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending April 30, 2004 and to vote on any other properly proposed matters. In addition, we will report to you on our progress during the past year and receive your questions and comments concerning our company.

After careful consideration, your Board of Directors has unanimously approved the proposals noted above and described more fully in the proxy statement accompanying this letter. YOUR BOARD OF DIRECTORS THEREFORE RECOMMENDS THAT YOU VOTE TO APPROVE THE PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Whether or not you plan to attend our Annual Meeting in person, we urge you to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope to ensure that your shares will be represented at the Annual Meeting. Your proxy is revocable and will not affect your right to vote in person if you decide to attend the meeting. YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

The proxy statement accompanying this letter provides you with detailed information about the proposals above. We encourage you to read the document carefully.

Thank you, and we look forward to seeing you at the Annual Meeting.

Sincerely,

Chris L. Koliopoulos, Ph.D.
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE OR BY ATTENDING THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON.

DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

ADE CORPORATION

80 WILSON WAY

WESTWOOD, MASSACHUSETTS 02090

(781) 467-3500

NOTICE OF

2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 17, 2003

August 20, 2003

To our Stockholders:

Notice is hereby given that the 2003 Annual Meeting of Stockholders of ADE Corporation, a Massachusetts corporation, will be held on Wednesday, September 17, 2003 at 10:00 a.m., Eastern time, at ADE’s corporate headquarters located at 80 Wilson Way, Westwood, Massachusetts for the following purposes:

1.	To fix the size of the Board of Directors at five members;

2.	To elect five Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal;

3.	To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as ADE’s independent accountants for the fiscal year ending April 30, 2004; and

4.	To consider and act upon such other business as may properly come before the meeting.

The proposals listed above are described in the accompanying Proxy Statement which you are urged to read carefully and in its entirety.

The Board of Directors has fixed the close of business on August 1, 2003 as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

William A. Levine
Clerk

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE OR BY ATTENDING THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON.

DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

ADE CORPORATION

80 WILSON WAY

WESTWOOD, MASSACHUSETTS 02090

(781) 467-3500

PROXY STATEMENT

FOR

2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 17, 2003

August 20, 2003

These proxy materials are being furnished to stockholders of ADE Corporation, a Massachusetts corporation, in connection with the solicitation by ADE’s Board of Directors of proxies to be voted at the 2003 Annual Meeting of Stockholders to be held on Wednesday, September 17, 2003 at 10:00 a.m., Eastern time, at ADE’s corporate headquarters, 80 Wilson Way, Westwood, Massachusetts, and at any adjournments thereof.

This proxy statement contains important information regarding the meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and voting procedures.

We use a number of abbreviations in this proxy statement. The “proxy materials” are the notice of meeting, proxy statement, and proxy card. We sometimes refer to ADE Corporation as “ADE.” References to “fiscal year 2003” mean ADE’s fiscal year that began on May 1, 2002 and ended on April 30, 2003. ADE’s 2003 Annual Meeting of Stockholders is referred to as the “meeting.” The “record date” refers to August 1, 2003, the date on which you must have been an ADE stockholder in order to vote at the meeting.

The proxy materials are first being mailed or otherwise furnished to stockholders of ADE on or about August 20, 2003. The Annual Report to Stockholders for our 2003 fiscal year is being mailed to the stockholders with the proxy materials, but is not part of the proxy materials.

PROXY SOLICITATION

Proxies may be solicited by directors, officers and employees of ADE by mail, by telephone, in person or otherwise. They will receive no additional compensation for any solicitation efforts. In addition, ADE will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of Common Stock and obtain voting instructions from the beneficial owners. ADE will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

VOTING PROCEDURES

As an ADE stockholder, you have a right to vote on certain business matters that affect ADE. Each proposal that will be presented at the meeting and upon which you are being asked to vote is discussed in this proxy statement. Each share of ADE Common Stock that you own entitles you to one vote. You may vote by mail or in person at the meeting.

Your shares will be voted in accordance with your instructions. By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are enabling the individuals named on the proxy card, referred to as “proxies,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, that indicates your shares are held in more than one account. Please sign and return all proxy cards to be sure that all your shares are voted for you by the proxies.

If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you are entitled to vote in person at the meeting.

REVOKING YOUR PROXY

You may revoke your proxy at any time before it is voted at the meeting. In order to do this, you must: (i) sign and return another proxy at a later date, OR (ii) give written notice to the Clerk of ADE at or before the meeting at 80 Wilson Way, Westwood, MA 02090, OR (iii) attend the meeting and vote in person. Any one of these actions will revoke an earlier proxy from you.

VOTING CONFIDENTIALITY

Proxies, ballots, and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

VOTING SECURITIES

Holders of Common Stock of record on the books of ADE at the close of business on the record date, August 1, 2003, are entitled to notice of, and to vote at, the meeting. On the record date, there were 13,841,750 shares of ADE’s Common Stock issued and outstanding.

REQUIRED QUORUM; REQUIRED VOTES

A quorum, which is a majority of the outstanding shares entitled to vote as of the record date, must be present in order to hold the meeting and to conduct business. Shares are counted as being present at the meeting if their holder appears in person at the meeting or submits a properly executed proxy card.

The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors or to abstain from voting on any proposal if the stockholder chooses to do so. If you return a proxy card that withholds your vote from, or abstains from voting on, a proposal, your shares will be counted as present for the purpose of determining a quorum, but will not be counted in the vote on the proposal.

If your shares are held in the name of a broker and you do not return a proxy card, brokerage firms have authority to vote your non-voted shares on certain routine matters. The three proposals before the meeting should be treated as routine matters. Consequently, if you do not give a proxy to vote your shares, your brokerage firm may either leave your shares unvoted or may vote your shares on these routine matters. To the extent your brokerage firm returns a proxy card on your behalf, your shares will be counted as entitled to vote for the purpose of determining if a quorum is present.

Each of the proposals listed below requires approval as set forth opposite such proposal:

Proposal	Vote Required for Approval
Proposal 1. Fix the size of the Board of Directors at five members.	Requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. For purposes of determining the number of votes cast, only those cast “For” or “Against” are included, and any abstentions will have the effect of a vote “Against” the proposal.

Proposal 2. Election of Directors.	Requires a plurality of the votes cast. For purposes of determining which nominees receive a plurality, only those cast “For” are included, and any abstentions will not count in making that determination.

Proposal 3. Ratification of the appointment of Pricewaterhouse Coopers LLP as our independent accountants for the fiscal year ending April 30, 2004.	Requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. For purposes of determining the number of votes cast, only those cast “For” or “Against” are included, and any abstentions will have the effect of a vote “Against” the proposal.

If you sign and return a proxy card, but do not indicate how you wish to vote with respect to a particular proposal, the shares represented on such proxy card will be voted FOR the proposal. Similarly, because the above proposals are considered routine matters, if your broker signs and returns a proxy card on your behalf, but does not indicate how the shares should be voted with respect to a particular proposal, the shares represented on such proxy card will be voted FOR the proposal.

VOTING RESULTS

Final voting results will be announced at the meeting and will be published in ADE’s Quarterly Report on Form 10-Q for the second quarter of fiscal year 2004, to be filed with the Securities and Exchange Commission. After the report is filed, you may view it on the SEC’s website at www.sec.gov and our website at www.ade.com.

PROPOSAL 1

SIZE OF THE BOARD OF DIRECTORS

The By-Laws of ADE provide for a Board of Directors consisting of a number of Directors, not less than three nor more than nine, as may be fixed from time to time by the stockholders. At last year’s Annual Meeting of Stockholders of ADE held September 18, 2002, the size of the Board was fixed at six and six directors were elected. On March 24, 2003, one of the directors, Mr. Lothrop, died and the resulting vacancy on the Board was not filled. The Board has proposed that the stockholders now fix the number of Directors constituting the full Board at five members.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR FIXING THE SIZE OF THE BOARD OF DIRECTORS AT FIVE MEMBERS. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED TO FIX THE SIZE OF THE BOARD.

PROPOSAL 2

ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

The Board has nominated Harris Clay, Landon T. Clay, H. Kimball Faulkner, Chris L. Koliopoulos, and Kendall Wright, all of whom are currently serving as directors, to be elected at the meeting to serve on the Board until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified or upon their earlier death, resignation or removal. Each person nominated has consented to his nomination and to serve if elected.

Shares represented by proxies will be voted FOR the election of those nominees as Directors unless otherwise specified in the proxy. Shares may not be voted cumulatively. If any of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve as such, shares represented by proxies will be voted for such other candidate as may be designated by the Board.

Set forth below is information with respect to each nominee for election to the Board of Directors at the meeting:

HARRIS CLAY, age 76, has been a director of ADE since 1970. He has been self-employed as a private investor during the past five years. Mr. Clay received an AB from Harvard College. Mr. Clay and Landon T. Clay are brothers.

LANDON T. CLAY, age 77, has been a director of ADE since 1970 and Chairman of the Board since 1979. From 1971 until 1997, he served as Chairman of Eaton Vance Corp., a mutual fund management and distribution company. Mr. Clay serves as Chairman of East Hill Management LLC, a registered investment advisor, which he founded in 1997. Mr. Clay received an AB from Harvard College. Mr. Clay and Harris Clay are brothers.

H. KIMBALL FAULKNER, age 72, has been a director of ADE since 1970, and has been a self-employed small business consultant during the past five years. Mr. Faulkner received an AB from Harvard College and an MBA from the University of Virginia.

CHRIS L. KOLIOPOULOS, age 50, was elected President and Chief Executive Officer on June 20, 2002 and has been a director of ADE since September 1998. He is also President and a founder of Phase Shift Technology, Inc., now ADE Phase Shift, Inc., a wholly-owned subsidiary of ADE, positions he has held since 1987. Dr. Koliopoulos received a BS from the University of Rochester and an MS and PhD from the University of Arizona.

KENDALL WRIGHT, age 77, has been a director of ADE since 1983 and has been a business, marketing and operations management consultant during the past five years, including to ADE. Mr. Wright received a BS from the Massachusetts Institute of Technology.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ELECTING THE NOMINEES TO THE BOARD OF DIRECTORS. A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED TO ELECT EACH NOMINEE AS A DIRECTOR.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board held six (6) meetings in fiscal year 2003. During fiscal year 2003, each director attended at least 75 percent of Board meetings and meetings of committees of the Board on which he serves, except for Francis B. Lothrop, Jr. who died on March 24, 2003. The ADE Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

The Audit Committee consists of three members, Harris Clay and Messrs. Faulkner and Wright, each of whom is independent as defined by currently applicable NASD listing standards. Mr. Wright was elected to the Audit Committee on April 23, 2003 to fill the vacancy on the committee which resulted from Mr. Lothrop’s death. The Audit Committee selects and evaluates ADE’s independent accountants, including their independence, reviews the audited financial statements and approves them for inclusion in the ADE’s Annual Report on Form 10-K and discusses the adequacy of ADE’s internal controls with management and the accountants, among other actions taken to meet its responsibilities under its charter. There were three (3) meetings of the Audit Committee during fiscal year 2003.

The Compensation Committee, composed of Landon T. Clay and Messrs. Faulkner and Wright, administers ADE’s stock option and compensation plans and recommends to the full Board the amount, character and method of payment of compensation of all executive officers and certain other key employees and consultants of ADE. The Compensation Committee held four (4) meetings during fiscal year 2003.

The Nominating Committee, composed of Harris Clay, Landon T. Clay and Dr. Koliopoulos, recommends the criteria for the composition of the Board and size of the Board and recommends nominees for directors to be submitted to a vote of stockholders. The Nominating Committee met once during fiscal year 2003. The Nominating Committee will consider nominees recommended in writing by stockholders if certain relevant information is provided regarding the nominees. Recommendations by stockholders should be submitted to the Nominating Committee, in care of the Clerk of ADE at 80 Wilson Way, Westwood, Massachusetts 02090. In order to be considered for next year’s Annual Meeting of Stockholders, recommendations must be received no later than June 18, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of ADE’s Common Stock as of August 12, 2003, by (i) each named director and named director nominee, (ii) each executive officer listed in the

Summary Compensation Table below, (iii) all ADE directors and executive officers as a group and (iv) each other person known to ADE to be the beneficial owner of more than five percent of ADE’s Common Stock on that date.

NAME	SHARES BENEFICIALLY OWNED(1)	PERCENTAGE OF TOTAL
Directors, Nominees and Executive Officers:
Harris Clay (2)	882,008	6.4%
Landon T. Clay (3)	1,751,621	12.7%
H. Kimball Faulkner	97,479	*
Chris L. Koliopoulos (4)(5)	1,015,000	7.3%
Kendall Wright	15,740	*
Brian C. James (6)	74,000	*
David F. Basila (7)	468,661	3.4%
Robert C. Abbe (5)(8)	173,853	1.3%
All directors and executive officers as a group (8 persons) (9)	4,478,362	32.4%

Other Five Percent Stockholders:
Private Capital Management, Inc. (10)	3,659,843	26.4%
State of Wisconsin Investment Board (11)	1,243,200	9.0%

*	Less than one percent.
(1)	Beneficial ownership of shares for purposes hereof, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares of Common Stock as to which a person has or shares voting power and/or investment power. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days from the date of this table.
(2)	Mr. Clay’s address is c/o ADE Corporation, 80 Wilson Way, Westwood, Massachusetts 02090.
(3)	Includes 240,000 shares held by the Landon T. Clay Charitable Annuity Lead Trust No. 2, 6.500 shares held by the LTC Corp. Pension and Profit Sharing Plan, 180,000 shares held by the Monadnock Charitable Lead Trust, 13,316 shares held by or on behalf of Mr. Clay’s children and 1,000 shares held by the East Hill Hedge Fund. Mr. Clay disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Clay’s address is c/o East Hill Management, 200 Clarendon Street, John Hancock Towers, Suite 6000, Boston, Massachusetts 02116.
(4)	Dr. Koliopoulos’ address is c/o ADE Corporation, 80 Wilson Way, Westwood, Massachusetts 02090. Includes 20,000 shares of Common Stock issuable upon exercise of stock options.
(5)	Dr. Koliopoulos was elected President and Chief Executive Officer by the Board of Directors on June 20, 2002 at which time he succeeded Mr. Abbe in those capacities.
(6)	Includes 72,000 shares of Common Stock issuable upon exercise of stock options.
(7)	Includes 273,450 shares of Common Stock held by SJR Technology L.P., which is beneficially owned by Mr. Basila, his wife and his children.
(8)	Consists of 173,853 shares of Common Stock held by Dr. Elizabeth Baker, Mr. Abbe’s wife, as to which Mr. Abbe disclaims beneficial ownership.
(9)	Includes an aggregate of 92,000 shares of Common Stock issuable upon exercise of stock options.
(10)	Based solely on the most recent Schedule 13G/A filed by Private Capital Management, L.P. (“PCM”) with the Securities and Exchange Commission on February 14, 2003. Includes 3,607,943 shares held by PCM clients and managed by PCM, as to which PCM, its Chairman, Bruce S. Sherman, and its President, Gregg J. Powers, have shared dispositive power. Also includes 51,900 shares as to which Mr. Sherman has sole dispositive power. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM’s clients and disclaim the existence of a group. The address of Private Capital Management, Inc., is 8889 Pelican Bay Blvd., Naples, FL 34108.
(11)	Based solely on the most recent Schedule 13G/A filed by the State of Wisconsin Investment Board with the Securities and Exchange Commission on February 11, 2003. The address of the State of Wisconsin Investment Board is Post Office Box 7842, Madison, Wisconsin 53707.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, certain officers, and persons who are beneficial owners of more than ten percent of ADE’s Common Stock to file with the Securities and Exchange Commission reports of their ownership of ADE’s securities and of changes in that ownership. Officers, directors and greater than ten percent stockholders are required by the SEC rules to furnish ADE with copies of all Section 16(a) reports they file. To ADE’s knowledge, based upon a review of copies of reports furnished to ADE with respect to the fiscal year ended April 30, 2003 and upon the written representations of officers and directors, all of such persons have filed all required reports. However, the following persons appear not to have filed certain reports when required: (i) Harris Clay, Landon T. Clay, Mr. Faulkner and Mr. Wright, directors of the Company, Brian C. James, Executive Vice President and Chief Financial Officer of the Company and Joseph E. Rovatti, principal accounting officer and Controller of the Company, appear not to have filed timely Initial Statements of Beneficial Ownership of Securities on Form 3, and (ii) Harris Clay appears not to have timely reported one transaction, Landon T. Clay appears not to have timely reported 18 transactions, H. Kimball Faulkner appears not to have timely reported one transaction, Brian C. James appears not to have timely reported two transactions, Chris L. Koliopoulos appears not to have timely reported 18 transactions and Joseph E. Rovatti appears not to have timely reported 11 transactions in compliance with reporting deadlines during fiscal years prior to 2003.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation received for services rendered to ADE for the fiscal years ended April 30, 2003, 2002, and 2001 by ADE’s Chief Executive Officer and the most highly compensated executive officers other than the Chief Executive Officer whose annual salary and bonus for the fiscal year ended April 30, 2003 exceeded $100,000. ADE did not have any other executive officers during any part of the fiscal year ended April 30, 2003. These four persons are referred to as the “Named Executives.”

NAME AND PRINCIPAL POSITION	ANNUAL COMPENSATION			LONG-TERM COMPENSATION AWARDS	ALL OTHER COMPENSATION($)
	FISCAL YEAR	SALARY($)	BONUS($)	NUMBER OF SHARES UNDERLYING STOCK OPTIONS

Chris L. Koliopoulos (1)(2) President and Chief Executive Officer	2003 2002 2001	270,838 215,264 179,658	— — —	100,000 — —	34,233 5,327 5,100

Brian C. James (3) Executive Vice President and Chief Financial Officer	2003 2002 2001	212,500 200,000 125,305	— 10,000 30,000	— 120,000 50,000	— — 70,151

David F. Basila (4) Vice President	2003 2002 2001	164,821 155,060 145,389	— — —	— — —	1,252 4,516 4,361

Robert C. Abbe (2)(5)	2003 2002 2001	39,430 268,656 234,600	— — —	— — —	417,376 1,564 3,519

(1)	“All Other Compensation” for Dr. Koliopoulos in fiscal years 2003, 2002 and 2001 includes matching contributions made by ADE on behalf of Dr. Koliopoulos to ADE’s 401(k) Plan. “All Other Compensation” for Dr. Koliopoulos in fiscal year 2003 includes a housing allowance of $32,752.
(2)	Dr. Koliopoulos was elected President and Chief Executive Officer by the Board of Directors on June 20, 2002 at which time he succeeded Mr. Abbe in those capacities.
(3)	Mr. James began his employment with ADE Corporation on August 14, 2000. “All Other Compensation” for Mr. James for fiscal year 2001 represents a $70,151 relocation allowance.
(4)	Mr. Basila was elected Vice President of ADE Corporation on September 18, 2002.
(5)	“All Other Compensation” for Mr. Abbe in fiscal years 2002 and 2001 represents matching contributions made by ADE on behalf of Mr. Abbe to ADE’s 401(k) Plan. “All Other Compensation” for Mr. Abbe in fiscal year 2003 consists of severance payments of $234,000 and consulting fees of $183,376.

OPTION GRANTS IN THE LAST FISCAL YEAR

The following table provides certain information with respect to options granted to Named Executives under ADE’s stock option plans during the fiscal year ended April 30, 2003.

Individual Grants					Potential Realizable Value at Assumed Annual Rates for Option Term
Name (a)	Number of Securities Underlying Options Granted (#) (b)	Percent of Total Options Granted to Employees in the Fiscal Year (c)	Exercise Price ($/Sh) (d)	Expiration Date (e)	5% ($) (f)	10% ($) (g)
Chris L. Koliopoulos	100,000	73%	6.125	9/17/12	385,198	976,167

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table provides certain information with respect to option exercises by the Named Executives during the fiscal year ended April 30, 2003 and the value of unexercised options held by the Named Executives at April 30, 2003.

NAME	SHARES ACQUIRED ON EXERCISE	VALUE REALIZED	NUMBER OF UNEXERCISED OPTIONS AT FISCAL YEAR-END		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT FISCAL YEAR-END
			EXERCISABLE	UNEXERCISABLE	EXERCISABLE($)	UNEXERCISABLE($)
Chris L. Koliopoulos (1)	—	—	10,000	90,000	—	—
Brian C. James	—	—	61,000	109,000	—	—
Robert C. Abbe (1)	—	—	50,000	—	—	—

(1)	Dr. Koliopoulos was elected President and Chief Executive Officer by the Board of Directors on June 20, 2002 at which time he succeeded Mr. Abbe in those capacities.

DIRECTOR COMPENSATION

ADE’s non-employee directors are reimbursed for expenses and receive $1,000 for each Board meeting attended. Directors are given the option to receive shares of ADE’s Common Stock with an equivalent fair market value, calculated as of the date of each meeting, in lieu of cash compensation. An aggregate of 1,586 shares and $0 in cash were issued to ADE’s Directors for fiscal year 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2003, the Compensation Committee was composed of Landon T. Clay, H. Kimball Faulkner, and Kendall Wright, none of whom was an officer or employee of ADE or any of its subsidiaries.

AGREEMENTS WITH EXECUTIVE OFFICERS

On May 1, 2002, ADE entered into an agreement with Brian James, currently an Executive Vice President and the Chief Financial Officer of ADE. Under the agreement, if Mr. James’ employment is terminated for any reason other than cause, he is entitled to continue to receive his base salary for twelve months and to continue to participate in certain benefit plans. Mr. James is subject to customary confidentiality and non-competition provisions as part of the agreement.

On August 29, 2002, ADE entered into an agreement with its former Chief Executive Officer, Robert C. Abbe. Under the terms of the agreement, ADE agreed to pay Mr. Abbe a total of $1.1 million over a three-year period, beginning in September 2002, for severance and consulting services.

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for establishing and administering compensation policies for all executive officers of ADE, including the Chief Executive Officer, and for making specific recommendations regarding compensation for such executive officers to the full Board. The Compensation Committee is composed of Landon T. Clay, H. Kimball Faulkner and Kendall Wright, none of whom is an officer or employee of ADE. ADE’s Chief Executive Officer participates in discussions with the Compensation Committee regarding the compensation levels of executive officers other than himself.

ADE provides its executive officers with a compensation package consisting of a base salary, incentive compensation in the form of a cash bonus and equity-based incentive compensation in the form of stock options. The overall objectives of ADE’s compensation policies are (i) to establish base salaries which are competitive with those payable by companies with which ADE competes in the marketplace and for the recruitment of executives, (ii) to relate a part of the executive’s compensation to his or hers and ADE’s performance through cash bonuses when pre-established profitability and other operating targets are reached, and (iii) to align management’s interests with those of ADE’s stockholders through the use of stock options at percentage levels appropriate for executive positions within ADE.

In setting compensation levels for fiscal year 2003, the Compensation Committee conducted a review of data from a number of independent surveys. The Compensation Committee also reviewed the compensation paid to executive officers at a selected peer group of semiconductor equipment companies (the “Selected Peer Group Data”).

BASE SALARIES

Base salaries for fiscal year 2003 for ADE’s executive officers were set by the Compensation Committee based on the responsibilities of the position held and the experience and performance of the individual. The Compensation Committee reviewed the salaries of each of the executive officers of ADE, compensation practices at similar companies in the industry, individual and Company performance and individual responsibility levels and adjusted individual salaries for fiscal year 2003 based on these factors.

EXECUTIVE BONUSES

All executive officers, including the Chief Executive Officer, as well as all other full-time, regular employees of ADE participate in ADE’s bonus pool, the total amount of which is determined by a fixed percentage of pre-tax profit in excess of a threshold corresponding to a targeted rate of return on invested capital. No bonuses will be paid under this plan in respect of fiscal year 2003 because the threshold targeted rate of return on invested capital was not reached in fiscal year 2003.

STOCK OPTIONS

The Compensation Committee also is responsible for administration of ADE’s stock option and stock purchase plans and the granting of rights thereunder. Stock option grants are based on the Compensation Committee’s subjective evaluation of each executive officer’s performance and contribution to ADE, the executive officer’s position and responsibilities and the executive officer’s attitude and role as a leader. The Compensation Committee also considers, but does not weigh as heavily, each executive officer’s potential for greater contribution to ADE in the future and length of service with ADE. Finally the Compensation Committee considers the executive stock ownership levels reported by executives included in the Selected Peer Group Data. Generally, stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and vest quarterly over five years. This approach is designed to act as an incentive for the creation of stockholder value and management stability over the long term, since the full benefit of the compensation package cannot be realized unless and until stock price appreciation occurs over a number of years.

CHIEF EXECUTIVE OFFICER COMPENSATION

Dr. Koliopoulos’ fiscal year 2003 base salary was $280,000. Dr. Koliopoulos received no cash bonus in fiscal year 2003.

INTERNAL REVENUE CODE LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid during any year to ADE’s chief executive officer and the remaining Named Executives. Qualified performance-based compensation is not included in the $1 million limit. The Compensation Committee believes that all of ADE’s stock option plans qualify as performance-based compensation plans.

Submitted by the Compensation Committee

Landon T. Clay, Chairman
H. Kimball Faulkner
Kendall Wright

REPORT OF THE AUDIT COMMITTEE

COMPOSITION

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of three independent directors, as defined by currently applicable NASD listing standards, and operates under a written charter adopted by the Board of Directors, which has been previously filed as an exhibit to ADE’s Schedule 14A filed on August 15, 2001. The members of the Audit Committee are Harris Clay, H. Kimball Faulkner and Kendall Wright. Mr. Wright was elected to the Audit Committee on April 23, 2003 to fill the vacancy on the committee which resulted from Mr. Lothrop’s death.

RESPONSIBILITIES

The responsibilities of the Audit Committee include:

•	overseeing ADE’s financial reports, system of internal controls, and accounting and financial reporting processes;

•	ensuring that management has a proper review system in place to ensure that those reports, controls, and processes comply with tax, legal, regulatory, and ethical standards;

•	assisting the Board’s selection, evaluation, and, where appropriate, replacement of independent accountants;

•	meeting with independent accountants and management to discuss and review financial statements; and

•	annually reviewing the Audit Committee charter.

Management is responsible for the ADE’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. ADE’s independent accountants are responsible for auditing those financial statements and expressing an opinion that our audited financial statements are in accordance with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor and review these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that ADE’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.

DISCUSSIONS WITH MANAGEMENT AND INDEPENDENT ACCOUNTANTS

The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The independent accountants have provided the Audit Committee the letter and written disclosures required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committee.” The Audit Committee has discussed with the independent accountants, PricewaterhouseCoopers LLP, the independence of their firm under the foregoing standards. In addition, the independent accountants have reported certain other matters to the Audit Committee including, among other things, ADE’s critical accounting policies.

SUMMARY

Based upon (i) the Audit Committee’s discussions with management and the independent accountants, (ii) the Audit Committee’s review of the representations of management, and (iii) the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in ADE’s Annual Report on Form 10-K for the year ended April 30, 2003, as filed with the Securities and Exchange Commission on July 29, 2003.

Submitted by the Audit Committee

Harris Clay, Chairman
H. Kimball Faulkner
Kendall Wright

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of the five-year cumulative return for ADE’s Common Stock, the S&P SmallCap 600 Index, the Philadelphia Semiconductor Index, the NASDAQ-US Index and a peer group of 14 companies in the semiconductor equipment industry, each of which assumes an initial value of $100 and reinvestment of any dividends. This is the first time ADE has included the Philadelphia Semiconductor Index and the NASDAQ-US Index. We have included these indices based on our belief that they more accurately reflect the overall condition of the markets in which ADE competes.

	April 1998	April 1999	April 2000	April 2001	April 2002	April 2003
ADE Corporation	$100.00	$57.34	$98.60	$89.23	$73.28	$33.85
S & P SMALLCAP 600	100.00	85.71	103.27	111.63	130.10	102.85
Philadelphia Semi. Index	100.00	117.21	370.99	209.98	166.79	105.73
NASDAQ-US Index	100.00	137.13	207.87	113.59	91.00	73.35
Peer Group (1)	100.00	88.98	211.13	150.97	142.18	62.75

(1)	A substantially similar peer group was used in ADE’s proxy statement relating to its 2002 Annual Meeting of Stockholders. The peer group is composed of the following companies: Advanced Energy Industries Inc., ATMI, Inc., Axcelis Technologies Inc., Brooks-PRI Automation, Inc., Cymer Inc., DuPont Photomasks Inc., Electroglas, Inc., Helix Technology Corp., Kulicke & Soffa Industries Inc., Nanometrics Incorporated, Photronics, Inc., Rudolph Technologies, Inc., Ultratech Stepper, Inc., and Varian Semiconductor Equipment Associates, Inc. SpeedFam-IPEC, Inc., which was previously included in the peer group was acquired during 2002 and thus is no longer included in the peer group.

NO INCORPORATION BY REFERENCE

In ADE’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information previously filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the preceding Audit Committee Report and Stock Performance Graph specifically are not incorporated by reference into any other filings with the SEC.

PROPOSAL 3

APPROVAL OF INDEPENDENT ACCOUNTANTS

The Board of Directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as ADE’s independent accountants for the fiscal year ending April 30, 2004 and seeks stockholder approval of the appointment. PricewaterhouseCoopers has served as ADE’s independent accountants since 1973. Representatives of PricewaterhouseCoopers will be present at the meeting to respond to questions and will be given the opportunity to make a statement should they desire to do so.

Audit Fees

Aggregate fees for professional services rendered by PricewaterhouseCoopers in connection with its audit of ADE’s consolidated financial statements as of and for the fiscal year ended April 30, 2003 and its limited reviews of ADE’s unaudited condensed consolidated interim financial statements were $294,100.

Financial Information Systems Design and Implementation Fees

During the year ended April 30, 2003, PricewaterhouseCoopers rendered no professional services to ADE in connection with the design and implementation of financial information systems.

All Other Fees

In addition to the fees described above, aggregate fees of $47,000 were billed by PricewaterhouseCoopers during the year ended April 30, 2003, primarily for the following professional services:

Audit-related services (a)	$15,000
Income tax compliance and related tax services	$28,000
Other	$4,000

(a)	Audit related fees include fees for audits of ADE’s employee benefit plan and statutory audits of certain of ADE’s foreign subsidiaries.

The Audit Committee of the Board of Directors has considered whether the provision of the services by PricewaterhouseCoopers covered by the caption “All Other Fees” in the above table is compatible with PricewaterhouseCoopers’ independence and has concluded that it is.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ADE’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING APRIL 30, 2004. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR SUCH APPROVAL. IF THE APPOINTMENT IS NOT SO APPROVED, THE BOARD WILL SELECT OTHER INDEPENDENT ACCOUNTANTS.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

In order to be considered for inclusion in the proxy statement for ADE’s 2004 Annual Meeting of Stockholders, stockholder proposals must be received by ADE no later than April 21, 2004. A stockholder who intends to present a proposal at ADE’s 2004 Annual Meeting of Stockholders and who intends to conduct his or her own proxy solicitation must submit the proposal so it is received by ADE no later than July 5, 2004. Proposals should be sent to the attention of the President at ADE’s offices at 80 Wilson Way, Westwood, Massachusetts 02090.

Stockholder nominations for election to the Board at the 2004 Annual Meeting of Stockholders must be submitted to ADE by June 18, 2004 and must include (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of ADE entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (v) the consent of each nominee to serve as a director of ADE if so elected.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that, unless stockholders give contrary instructions, only one copy of the our Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to ADE Corporation, 80 Wilson Way, Westwood, Massachusetts 02090, Attn: Chief Financial Officer, telephone (781) 467-3500. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder.

OTHER MATTERS

The meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

By order of the Board of Directors

William A. Levine
Clerk

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

ADE CORPORATION

2003 ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 17, 2003

The undersigned hereby appoints Landon T. Clay and Chris L. Koliopoulos, or either of them, as proxies to represent and vote on behalf of the undersigned, with full power of substitution, at the 2003 Annual Meeting of Stockholders of ADE Corporation, to be held on September 17, 2003 at 10:00 A.M., Eastern time, at ADE Corporation’s corporate headquarters, 80 Wilson Way, Westwood, Massachusetts, and at any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THEIR VOTE FOR ONE OR MORE NOMINEE(S) FOR DIRECTOR(S) BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

ADE CORPORATION

SEPTEMBER 17, 2003

Please date, sign and mail your proxy card in the

envelope provided as soon as possible.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Proposal to fix the size of the Board of Directors at five (5) members.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.      Election of Directors

☐     FOR ALL NOMINEES

☐     WITHHOLD AUTHORITY FOR ALL NOMINEES

☐     FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:    ●

NOMINEES: o Harris Clay o Landon T. Clay o H. Kimball Faulkner o Chris L. Koliopoulos o Kendall Wright

3. Proposal to ratify and approve PricewaterhouseCoopers LLP as ADE’s independent accountants for the fiscal year ending April 30, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” EACH PROPOSAL.

Signature of Stockholder:

Date:

Signature of Stockholder:

Date:

NOTE:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.